UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2013

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street
New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 6, 2013, GFI Group Inc. (the “Company”) and GFI Holdings Limited, as Borrowers, certain subsidiaries of the Company as Guarantors, various Lenders and Bank of America, N.A. (“Bank of America”), as Administrative Agent, entered into a First Amendment to Credit Agreement and Consent (the “First Amendment”) that amends the Company’s existing Second Amended and Restated Credit Agreement, dated December 20, 2010 (as amended by the First Amendment, the “ Credit Agreement”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 20, 2010.  The Credit Agreement, as amended, allows for Aggregate Revolving Commitments of up to $75 Million until December 2013, at which time $18.75 Million of the lender commitments mature.  The remaining $56.25 Million of Aggregate Revolving Commitments matures in December 2015.  The Credit Agreement provides for both revolving loans and the issuance of letters of credit.  The Credit Agreement contains an overall limit on outstanding loans in currencies other than U.S. dollars equal to the lesser of the Aggregate Revolving Commitments and $60 Million.  Prior to the First Amendment, the Credit Agreement allowed for up to $129.5 Million in Aggregate Revolving Commitments and would have matured in its entirety in December 2013.

Interest rates on borrowings under the Credit Agreement are based on either the Federal Funds Rate, the prime rate or LIBOR.  The Borrowers may prepay the outstanding aggregate principal amount, in whole or in part, at any time, subject to certain restrictions.  The Credit Agreement also includes customary mandatory prepayment provisions which are triggered when certain events occur, for example, in the event the Company inadvertently exceeds the sub-commitment limits for any currency or if it incurs additional indebtedness that meets specified criteria.  The Credit Agreement contains customary representations and warranties and covenants (including financial covenants) and default provisions.

A copy of the First Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the First Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment and the Credit Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is hereby incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1

First Amendment to Credit Agreement and Consent, dated as of March 6, 2013, among GFI Group Inc. and GFI Holdings Limited, as Borrowers, certain subsidiaries of the Company as Guarantors, various Lenders and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: March 7, 2013	By:	/s/ James A. Peers
	Name:	James A. Peers
	Title:	Chief Financial Officer